EXHIBIT 2.3

LMI HOLDINGS, INC.

REGISTRATION RIGHTS AGREEMENT

Dated as of                     ,       2009

REGISTRATION RIGHTS AGREEMENT
     REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of                           , 2009, by and among LMI Holdings, Inc., a Pennsylvania corporation (the “Company”), and the Persons (as defined below) set forth on Exhibit A attached hereto (the “Investors”).
RECITALS
     WHEREAS, pursuant to that certain Investment Agreement, dated as of December 19, 2007, as amended and restated as of April 16, 2008, and January 26, 2009 (as amended from time to time, the "Investment Agreement”), by and among the Company, Lebanon Mutual Insurance Company, Griffin MTS Partners, LLC, Stevens & Lee, P.C., and the Investors, the Company has agreed to sell and issue shares of the Company’s Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”) to the Investors; and
     WHEREAS, as an inducement for the Investors to enter into the Investment Agreement, the Company and the Investors have agreed to enter into this Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto hereby agree as follows:
     Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
          1.1 “Affiliate” means, with respect to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person).
          1.2 “Class A Common Stock” means the Company’s Class A Common Stock, $0.01 par value per share.
          1.3 “Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
          1.4 “Effective Date” shall have the meaning assigned to such term in the Investment Agreement.
          1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          1.6 “Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity and any government, governmental department or agency or political subdivision thereof.
          1.7 "Redemption Default” shall the meaning assigned to such term in the Company’s Amended and Restated Articles of Incorporation.
          1.8 “Registrable Shares” means (a) the shares of Class A Common Stock into which each share of Class B Common Stock held by any Investor has been converted or is then convertible; (b) any shares of Class A Common Stock purchased or acquired by any Investor subsequent to the date hereof; and (c) any other shares of Class A Common Stock of the Company issued in respect of the shares described in clauses (a) and (b) above because of stock splits, stock dividends, reclassifications, recapitalizations, reorganizations or other similar events; provided, however, that shares of Class A Common Stock that are Registrable Shares shall cease to be Registrable Shares (x) upon any sale by the holders thereof pursuant to a Registration Statement or Rule 144 under the Securities Act, or (y) upon any sale in any manner to a person or entity which, by virtue of Section 14 hereof, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Class A Common Stock issuable upon conversion of the Class B Common Stock even if such conversion has not yet been effected.
          1.9 “Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors).
          1.10 “Securities Act” means the Securities Act of 1933, as amended.
          1.11 “TW” means Tuscarora-Wayne Mutual Insurance Company.
          1.12 “TW Affiliate” means any Affiliate of TW, including without limitation, Tuscarora Wayne Group, Inc., Washington Fire and Storm Insurance Company, and Tuscarora Wayne Insurance Company.
     Section 2. Required Registrations.
          2.1 At any time after the earlier of (a) the date of a Redemption Default and (b) the third anniversary of the Effective Date, TW may request, in writing, on up to two (2) separate occasions, that the Company effect a registration on Form S-1 (or any successor form) of Registrable Shares owned by one or more Investors. If TW intends to distribute the Registrable Shares by means of an underwriting, it shall so advise the Company in its request. In the event such registration is underwritten, the right of other Investors to participate in such registration shall be conditioned on such Investors’ participation in such underwriting. Upon receipt of any such request from TW, the Company shall promptly give written notice of such proposed registration to all other Investors. Such other Investors shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Investors may request in such notice of election. All Investors proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to the Company and TW. The Company shall, at its own expense and as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 (or any successor form), of all Registrable Shares that the Company has been requested to so register. If the underwriter advises the holders of Registrable Shares requesting registration hereunder that, in its good faith view, marketing factors require a limitation of the number of shares to be underwritten, then the Company shall exclude from such registration (i) first, securities held by any Person who does not have any contractual rights to cause the Company to register such securities, (ii) second, securities held by any Person with such contractual rights other than those granted under this Agreement and (iii) third, shares held by the holders of Registrable Shares pro rata among such holders on the basis of the respective number of shares of Class A Common Stock requested to be included in such registration. If any registration statement requested pursuant to this Section 2.1 does not become effective, the request for such registration shall not be included as one of the registrations that may be requested pursuant to this Section 2.1 and shall be at the sole expense of the Company.
          2.2 At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings, hereinafter, “Form S-3”), TW will have the right to require the Company to effect Registration Statements on Form S-3 of Registrable Shares having a minimum gross proceeds in each registration on Form S-3 of at least $1,000,000. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Investors. Such other Investors shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Investors may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 of all Registrable Shares that the Company has been requested to so register.
          2.3 If at the time of any request to register Registrable Shares pursuant to this Section 2, (a) the Company has not delayed any other registration pursuant to this Section 2 for any period of time during the preceding twelve (12) month period and (b) the Company is engaged, or has fixed plans to engage within thirty (30) days of the time of such request, in a registered public offering as to which the Investors may include Registrable Shares pursuant to Section 3, the Company may delay any such requested registration for up to ninety (90) days from the effective date of such offering, provided, that such right to delay a request may be exercised by the Company not more than once in any twelve (12) month period.
     Section 3. Company Registration.
          3.1 Subject to Section 3.2, whenever the Company proposes to file a Registration Statement at any time and from time to time it will, prior to such filing, promptly give written notice to all Investors of its intention to do so and, if the Company receives the written request of any Investor holding Registrable Shares within twenty (20) days after the Company provides such notice, the Company shall use its best efforts to include in such Registration Statement all Registrable Shares that the Company has been requested by such Investor or Investors to included to the extent necessary to permit their sale or other disposition; provided, however, that the rights set forth in this Section 3 shall not apply to Registration Statements to be filed pursuant to Section 2 hereof; and provided further that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to any Investor.
          3.2 In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by it. If the underwriter advises the holders of Registrable Shares requesting registration hereunder that, in its good faith view, marketing factors require a limitation of the number of shares to be underwritten, then the Company shall exclude from such registration (a) first, securities held by any Person who does not have any contractual rights to cause the Company to register such securities, (b) second, securities held by any Person with such contractual rights other than those granted under this Agreement, and (c) third, shares held by the holders of Registrable Shares pro rata among such holders on the basis of the respective number of shares of Common Stock requested to be included in such registration, but in no event shall the amount of Registrable Shares included in the offering pursuant to this clause (c) be reduced below thirty percent (30%) of the total amount of securities included in such offering unless no stockholder has included shares (other than Registrable Shares) in such registration.
     Section 4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:
          4.1 Prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective until the completion of the distribution;
          4.2 As expeditiously as reasonably practicable, prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;
          4.3 As expeditiously as reasonably practicable, furnish to each selling Investor such reasonable numbers of copies of the Registration Statement, each amendment and supplement thereto, prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Investor;
          4.4 As expeditiously as reasonably practicable, use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Investors shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Investors to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Investor; provided, however, that the Company shall not be required in connection with this Section 4.4 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction where it is not conducting business;
          4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          4.6 Promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, after it shall receive notice thereof, of the time when such Registration Statement has become effective or such supplement to any prospectus forming a part of such Registration Statement has been filed;
          4.7 Promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;
          4.8 Prepare and promptly file with the Commission, and promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of such amendment or supplement to such Registration Statement or prospectus, as then in effect, as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;
          4.9 Promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use all reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
          4.10 At any time when a Registration Statement is effective under the Securities Act, promptly notify each selling Investor of Registrable Shares covered by such Registration Statement, and each underwriter, if any, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall promptly prepare a supplement or amendment to such prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          4.11 Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each selling Investor of Registrable Shares covered by such Registration Statement and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and to each selling Investor of Registrable Shares covered by such

Registration Statement;
          4.12 If the Company has delivered preliminary or final prospectuses to the selling Investors and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Investors and, if requested, the selling Investors shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Investors with revised prospectuses and, following receipt of the revised prospectuses, the selling Investors shall be free to resume making offers of the Registrable Shares; and
          4.13 Cause all such Registrable Shares to be listed on or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed.
     Section 5. Allocation of Expenses. The Company will pay all Registration Expenses (as defined below) of all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Investors requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the Investors requesting registration after the date on which such registration was requested) and if the requesting Investors elect not to have such registration counted as a registration requested under Section 2.1, the requesting Investors shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares requested to be included in such registration. The term “Registration Expenses” shall mean all expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one (1) counsel selected by TW to represent the selling Investors (up to a maximum of $25,000), state Blue Sky fees and expenses, and the expense of any special audits or “cold comfort” letters incident to or required by any such registration, but excluding underwriting discounts and selling commissions.
     Section 6. Indemnification and Contribution.
          6.1 In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each selling Investor (including each member, manager, partner, officer and director thereof, each underwriter of such seller of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act (each, a “Investor Indemnified Party”) against any expenses, losses, claims, damages or liabilities, joint or several, to which such Investor Indemnified Party may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) any Registration Statement under which such Registrable Shares were registered under the Securities Act, (ii) any preliminary prospectus or final prospectus contained in the Registration Statement or (iii) any amendment or supplement to such Registration

Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws or otherwise in connection with the offering covered by such Registration Statement; and the Company will reimburse such Investor Indemnified Party for any legal or any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating or defending any such expense, loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any Investor Indemnified Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, final prospectus, or any such amendment or supplement, in reasonable reliance upon and in conformity with information furnished (or not furnished in the case of an omission or alleged omission) to the Company, in writing, by or on behalf of such Investor Indemnified Party specifically for use in the preparation thereof; provided, further, however, that the Company will not be liable for any amount paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.
          6.2 In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each selling Investor, severally and not jointly, will indemnify and hold harmless the Company, each of the Company’s directors and officers, each underwriter, if any, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, any other seller of Registrable Shares or any such seller’s members, managers, partners, officers and directors, and each person, if any, who controls such seller within the meaning of the Securities Act and the Exchange Act (each, a “Company Indemnified Party”; and together with the Investor Indemnified Parties, the “Indemnified Parties”) against any expenses, losses, claims, damages or liabilities, joint or several, to which the Company Indemnified Party may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Registration Statement under which such Registrable Shares were registered under the Securities Act, (ii) any preliminary prospectus or final prospectus contained in the Registration Statement, or (iii) any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each such seller of Registrable Shares will reimburse the Company and each Indemnified Party for any legal or any other expenses reasonably incurred by the Company and each such Indemnified Party entitled to indemnification in connection with investigating or defending any such loss, claim, damage, liability or action if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of each such Investor hereunder shall be limited to an amount equal to the net proceeds received by such Investor in connection with such offering of such Registrable Shares; provided, further, however, that no such Investor will be liable for any amount paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of such Investor, which consent shall not be unreasonably withheld, conditioned or delayed.
          6.3 Each Indemnified Party entitled to indemnification under this Section 6 shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party, whose approval shall not be unreasonably withheld; and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party’s ability to defend against such claim or litigation is materially impaired as a result of such failure to give notice. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interests between the Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the Indemnifying Party shall be obligated to pay the expense of no more than one such counsel for all of the Indemnified Parties. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
          6.4 In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any expenses, losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 6, (a) in no case shall any one Investor be liable or responsible for any amount in excess of the net proceeds received by such Investor from the offering of Registrable Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.
          6.5 The obligations of the Company and the Investors under this Section 6 shall survive completion of any offering of Registrable Shares in any Registration Statement and the termination of this Agreement.
     Section 7. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.
     Section 8. Information by Holder. As a condition to be included in any registration statement, each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
     Section 9. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of TW, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder either (a) to include securities of the Company in any registration filed under Section 2 or Section 3, or (b) to have registration rights that are pari passu with or superior to the rights granted to the Investors under this Agreement.
     Section 10. Rule 144 Requirements. After the earliest of (a) the closing of the sale of securities of the Company pursuant to a Registration Statement, (b) the registration by the Company of a class of securities under Section 12 of the Exchange Act or (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

          (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to making and keeping available current public information about the Company;
          (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and
          (c) furnish to any holder of Registrable Shares promptly after receipt of a written request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration, including, without limitation, Rules 144 and 144A.
     Section 11. Selection of Underwriter. The Company shall have the right to designate the managing underwriter in any underwritten offering, except for any registration effected pursuant to Section 3, which designation shall be subject to the approval of TW which approval shall not be unreasonably withheld.
     Section 12. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation, or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving entity shall, prior to such merger, consolidation, or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Shares” shall be deemed to be references to the securities that the Investor would be entitled to receive in exchange for Registrable Shares under the terms of any such merger, consolidation, or reorganization; provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation, or reorganization in which the Company is not the surviving entity if all Investors are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring entity that the acquiring entity has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.
     Section 13. Successors and Assigns. Except as provided in Section 14, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

     Section 14. Transfers of Certain Rights. The rights of each Investor under this Agreement may be transferred to a transferee or assignee of the Registrable Shares provided that (i) the transferee is TW or a TW Affiliate and (ii) the Investor shall, within ten business days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number of Registrable Shares with respect to which such rights are being assigned. Any such transferee or assignee of an Investor’s rights and obligations hereunder shall be deemed an “Investor” for purposes of this Agreement.
     Section 15. Miscellaneous.
          15.1 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.
          15.2 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, grants any rights equal or superior to, or violates the rights granted to the holders of Registrable Shares in this Agreement without first obtaining the prior written consent of TW.
          15.3 Adjustments Affecting Registrable Shares. The Company will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement.
          15.4 No Waiver. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing.
          15.5 Amendments and Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of TW and, as to any amendment or waiver adversely changing a specified enumerated right or obligation hereunder of the Company, the Company. Any amendment or waiver effected in accordance with this Section 15.5 shall be binding upon the Company and each of the Investors and their respective successors and permitted assigns.
          15.6 Specific Performance. In addition to any and all other remedies that may be available at law, in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
          15.7 Remedies Cumulative. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
          15.8 Jury Trial Waiver. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Agreement.
          15.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
          15.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposited with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to an Investor at such Investor’s address as set forth on Exhibit A attached hereto, or at such other address as the Company or an Investor may designate by ten (10) days advance written notice to the other parties hereto.
          15.11 Severability. If any term of provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 15.11, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.
          15.12 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
          15.13 Expenses. The Company shall pay, and hold the Investors and all holders of Registrable Shares harmless against liability for the payment of the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under, or any amendments or waivers to, this Agreement.
          15.14 Entire Agreement. This Agreement and exhibits referred to herein constitute the entire agreement among the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof. All exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          15.15 General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any person.
          15.16 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
[Signatures Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY: LMI HOLDINGS, INC.
By:
Name:
Title:

Address:	137 West Penn Avenue Lebanon, PA 17042 Telecopy: (717) 272-4479 Telephone: (800) 932-0363 ext. 150
	Attention:	Rollin P. Rissinger, Jr., President
[ Signature Page to Registration Rights Agreement]

INVESTORS: TUSCARORA WAYNE MUTUAL INSURANCE COMPANY
By:
Name:
Title:

TUSCARORA WAYNE INVESTMENTS LLC
By
Jay Chadwick, Manager

[ Signature Page to Registration Rights Agreement]

EXHIBIT A
LIST OF INVESTORS
Tuscarora-Wayne Mutual Insurance Company
P.O. Box 7
Wyalusing, PA
Telecopy: (570) 746-9020
Telephone: (570) 746-1515
Attention: Jay Chadwick, President
Tuscarora Wayne Investments LLC
P.O. Box 7
Wyalusing, PA
Telecopy: (570) 746-9020
Telephone: (570) 746-1515
Attention: Jay Chadwick